Palatin Technologies, Inc. 8-K

Exhibit 99.1

Palatin Technologies, Inc. Reports Fourth Quarter
and Fiscal Year End 2012 Results

CRANBURY, NJ – September 11, 2012 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its fourth quarter and fiscal year ended June 30, 2012.

Fiscal Year and Recent Highlights
•	Bremelanotide development for Female Sexual Dysfunction (FSD):
‒	Palatin completed patient treatment in its Phase 2B clinical trial in premenopausal women with FSD
‒	Primary data analysis and announcement of top-line results anticipated in first-half of fourth quarter of calendar year 2012
•	Obesity Collaboration with AstraZeneca:
‒
Multiple classes of collaboration compounds have advanced to various stages of development. Though collaboration partner AstraZeneca has decided to discontinue further development of AZD2820, the only compound in clinical trials, AstraZeneca remains committed to this collaboration program and to the continued advancement of collaboration compounds for treatment of obesity.

•	Intellectual property developments:
‒	Two additional United States patents have issued in the melanocortin field
‒	Palatin has advanced its bremelanotide, PL-3994, and new melanocortin peptide patent applications in countries outside the United States
•	Equity financing:
‒
On July 3, 2012, Palatin closed on a $35.0 million private placement.  The offering consisted of the sale of 3,873,000 shares of common stock, Series A 2012 warrants to purchase 31,988,151 shares of common stock, and Series B 2012 warrants to purchase 35,488,380 shares of common stock.

‒	Net proceeds to Palatin after deducting offering expenses were $34.5 million

Fourth Quarter and Fiscal Year End 2012 Results
Palatin reported a net loss of $5.3 million, or $(0.14) per basic and diluted share, for the quarter ended June 30, 2012, compared to a net loss of $3.3 million, or $(0.09) per basic and diluted share, for the same period in 2011.

The increase in net loss for the quarter ended June 30, 2012 compared to the net loss for the quarter ended June 30, 2011 was primarily the result of costs relating to its on-going Phase 2B clinical trial with bremelanotide which commenced in June 2011.  In addition, for the quarter ended June 30, 2011, Palatin recognized $1.3 million of non-cash, non-operating income related to its March 2011 firm commitment public offering, which represents the decrease in estimated fair value of the warrant liability from March 31, 2011 through May 11, 2011, the date the warrants ceased to be classified as a liability upon stockholder approval of the increase in authorized common stock.

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Palatin’s net loss for the year ended June 30, 2012 was $17.3 million, or $(0.49) per basic and diluted share, compared to a net loss of $12.8 million, or $(0.64) per basic and diluted share, for the year ended June 30, 2011.

The change in net loss for the year ended June 30, 2012 compared to the net loss for the year ended June 30, 2011 was attributable to the increase in costs relating to its on-going Phase 2B clinical trial with bremelanotide and a decrease in revenue recognized in the comparable periods.

Revenue
Revenues in the quarter ended June 30, 2012 were $11,000, compared to $0.2 million for the same period in 2011.  For the year ended June 30, 2012, revenues were $0.1 million, compared to $1.5 million for year ended June 30, 2011, which included $1.0 million in grants under the Patient Protection and Affordable Care Act of 2010.

Costs and Expenses
For the quarter ended June 30, 2012, total operating expenses were $5.7 million compared to $4.7 million for the comparable quarter of 2011.  For the year ended June 30, 2012, total operating expenses were $18.9 million compared to $15.1 million for the year ended June 30, 2011. The increases in operating expenses for the respective periods is the result of costs relating to Palatin’s on-going Phase 2B clinical trial with bremelanotide which commenced in June 2011.

Cash Position/Going Concern
Palatin’s cash and cash equivalents were $3.8 million as of June 30, 2012, compared to cash and cash equivalents of $18.9 million at June 30, 2011, with current liabilities of $3.5 million as of June 30, 2012 compared to $2.8 million as of June 30, 2011.

Palatin raised net proceeds of $34.5 million in a private placement which closed on July 3, 2012.

Palatin’s audited financial statements for the year ended June 30, 2012, included in the Company’s annual Report on Form 10-K filed on September 10, 2012, includes an audit opinion that contains a going concern explanatory paragraph from its independent registered public accounting firm, KPMG LLP, relating to certain redemption rights for Series B 2012 warrants issued in its July 2012 private placement in the event stockholders do not approve an increase in authorized shares of common stock by a specified period.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on September 11, 2012 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-713-4486 (domestic) or 1-913-312-1266 (international), pass code 4040399.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 4040399.  The webcast and telephone replay will be available through September 18, 2012.

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About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor- specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, clinical trials and clinical trial results, collaborations with others, potential collaborations or agreements on its product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the Food and Drug Administration and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel: (212) 213-0006 / cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	June 30, 2012	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$3,827,198	$18,869,639
Accounts receivable	27,631	131,149
Restricted cash	350,000	—
Prepaid expenses and other current assets	532,010	261,947
Total current assets	4,736,839	19,262,735

Property and equipment, net	318,653	1,305,331
Restricted cash	—	350,000
Other assets	324,992	254,787
Total assets	$5,380,484	$21,172,853

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$22,277	$34,923
Accounts payable	294,894	496,908
Accrued expenses	2,706,496	1,854,007
Accrued compensation	433,333	374,094
Unearned revenue	—	46,105
Total current liabilities	3,457,000	2,806,037

Capital lease obligations	19,909	42,186
Deferred rent	72,677	132,855
Total liabilities	3,549,586	2,981,078

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of June 30, 2012 and 2011, respectively	50	50
Common stock of $0.01 par value – authorized 100,000,000 shares;
issued and outstanding 34,900,591 shares as of June 30, 2012 and 2011, respectively	349,006	349,006
Additional paid-in capital	240,725,127	239,832,826
Accumulated deficit	(239,243,285)	(221,990,107)
Total stockholders’ equity	1,830,898	18,191,775
Total liabilities and stockholders’ equity	$5,380,484	$21,172,853

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Quarter Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011

REVENUES:
License and contract	$11,031	$24,691	$73,736	$497,540
Grant	—	131,149	—	977,917
Total revenues	11,031	155,840	73,736	1,475,457

OPERATING EXPENSES:
Research and development	4,130,264	3,217,385	13,813,376	10,377,019
General and administrative	1,571,751	1,525,026	5,045,741	4,751,824
Total operating expenses	5,702,015	4,742,411	18,859,117	15,128,843

Loss from operations	(5,690,984)	(4,586,571)	(18,785,381)	(13,653,386)

OTHER INCOME (EXPENSE):
Investment income	3,904	26,916	32,133	99,258
Interest expense	(3,761)	(4,999)	(10,411)	(10,606)
Decrease (increase) in fair value of warrants	—	1,255,425	—	(2,266)
Gain on sale of securities	—	—	—	119,346
Gain (loss) on disposition of supplies and equipment	437,548	—	442,248	(5,666)
Total other income, net	437,691	1,277,342	463,970	200,066

Loss before income taxes	(5,253,293)	(3,309,229)	(18,321,411)	(13,453,320)
Income tax benefit	—	—	1,068,233	637,391

NET LOSS	$(5,253,293)	$(3,309,229)	$(17,253,178)	$(12,815,929)

Basic and diluted net loss per common share	$(0.14)	$(0.09)	$(0.49)	$(0.64)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	34,900,591	34,900,591	34,900,591	20,084,022